BioRestorative Therapies Reports Second Quarter 2025 Financial Results and Provides Business Update

MELVILLE, N.Y., August 12, 2025 (GLOBE NEWSWIRE) -- BioRestorative Therapies, Inc. ("BioRestorative", "BRTX" or the "Company") (NASDAQ:BRTX), a regenerative medicine innovator focused on stem cell-based therapies and products, today reported financial results for the second quarter ended June 30, 2025 and provided an update on its business.

"We have continued to execute well across our business, including the achievement of key clinical program milestones, since the start of 2025," said Lance Alstodt, Chief Executive Officer of BioRestorative. "Moving forward, we remain focused on aggressively executing our growth strategy while carefully managing our resources, and see many potential value enhancing inflection points ahead."

Recent Highlights

CORPORATE

- In April, the Company confirmed that it currently faces no material exposure to newly imposed U.S. tariffs. BioRestorative believes that its 'made-in-America' production and manufacturing strategy, combined with its use of domestic inputs, enables it to effectively manage costs amid global supply chain shifts.

- In June, BioRestorative announced that its Board of Directors authorized a stock repurchase program under which the Company may repurchase up to $2 million of its outstanding common stock through June 16, 2026.

- Also in June, BioRestorative welcomed serial regenerative medicine entrepreneur, company builder and leader, Sandy Lipkins, to its team. In this newly created role, Mr. Lipkins is responsible for sourcing, structuring, negotiating and executing strategic alliances and licensing/co-development agreements for BioRestorative domestically and internationally, as well as providing new product and sales expertise to the Company.

- In July, BioRestorative's Chief Executive Officer, Lance Alstodt, was interviewed during the Benzinga All-Access Show. An archive of the interview can be accessed here.

DEVELOPMENT

Disc/Spine Program

- In May, preliminary 26-, 52- and 104-week blinded preliminary data from the first 15 patients with chronic lumbar disc disease ("cLDD") enrolled in the ongoing Phase 2 clinical trial of BRTX-100 was presented by BioRestorative's Vice President of Research and Development, Francisco Silva, at the International Society for Cell & Gene Therapy ("ISCT") 2025 Annual Meeting. The preliminary blinded data continued to be in-line to

meet the primary safety endpoint of the study, and positive preliminary efficacy trends continued as well.

- On the heels of the ISCT 2025 presentation on 15 patients, in June, promising preliminary blinded data from the first 36 subjects in the ongoing BRTX-100 Phase 2 clinical trial was shared by Mr. Silva at the prestigious International Society for Stem Cell Research ("ISSCR") 2025 Annual Meeting in Hong Kong. The U.S. Food and Drug Administration (FDA) is requiring at least a greater than 30% improvement in function in the Oswestry Disability Index ("ODI") and a greater than 30% reduction in pain on the Visual Analog Scale ("VAS") in determining whether the clinical trial will be allowed to proceed and ultimately gain Biologics License Application (BLA) approval. The data presented at ISSCR 2025 demonstrated >50% improvement in both ODI and VAS in a significant portion of cLDD subjects.

Metabolic Program

- Previously reported substantive discussions with an undisclosed commercial stage regenerative medicine company with regard to a potential license of BioRestorative's ThermoStem® metabolic intellectual property are continuing; however, no assurances can be given that a license agreement will be entered into whether on commercially reasonable terms or otherwise.

Summary Second Quarter 2025 Financial Results

For the quarter ended June 30, 2025, the Company reported revenues of approximately $303,000, which consisted primarily of BioCosmeceutical sales in connection with its exclusive supply agreement with Cartessa Aesthetics, LLC. Second quarter 2025 revenues increased 240% over Q2-2024.

The Company's second quarter 2025 loss from operations of $3.3 million compared to $2.5 million for the comparable period of 2024.

The Company's second quarter 2025 net loss was $2.7 million, or $0.30 per share, compared to a net loss of $4.0 million, or $0.50 per share, for the second quarter of 2024.

The Company ended the 2025 second quarter in a strong financial position, with cash, cash equivalents, and investments held in marketable securities of $7.4 million, with no outstanding debt.

For complete financial results, please see BioRestorative's filings at www.sec.gov, and on the Company's website at www.biorestorative.com under "SEC Filings" in the Investors section.

Conference Call Details

BioRestorative management will host a webcasted conference call with an associated slide presentation today at 4:30pm EDT to review its second quarter 2025 financial results and provide a business update. To join the conference call via telephone and participate in the live Q&A session, please dial 888-506-0062 (United States) or 973-528-0011 (International), participant access code 436077. The call will also be webcast live and archived on the Company's website at www.biorestorative.com under "News & Events/IR Calendar"' in the Investors section.

About BioRestorative Therapies, Inc.

BioRestorative (www.biorestorative.com) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. As described below, our two core clinical development programs relate to the treatment of disc/spine disease and metabolic disorders, and we also operate a commercial BioCosmeceutical platform:

• Disc/Spine Program (brtxDISC™): Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person's own) cultured mesenchymal stem cells collected from the patient's bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complementary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient's bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient's damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We have commenced a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have also obtained U.S. Food and Drug Administration ("FDA") Investigational New Drug ("IND") clearance to evaluate BRTX-100 in the treatment of chronic cervical discogenic pain.

• Metabolic Program (ThermoStem®): We are developing cell-based therapy candidates to target obesity and metabolic disorders using brown adipose (fat) derived stem cells ("BADSC") to generate brown adipose tissue ("BAT"), as well as exosomes secreted by BADSC. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. BADSC secreted exosomes may also impact weight loss.

• BioCosmeceuticals: We operate a commercial BioCosmeceutical platform. Our current commercial product, formulated and manufactured using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via IND-enabling studies, with the aim of pioneering FDA approvals in the emerging BioCosmeceuticals space.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including, without limitation, those set forth in the Company's latest Form 10-K, as amended, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

CONTACT:

Stephen Kilmer
Investor Relations
Direct: (646) 274-3580
Email: skilmer@biorestorative.com